UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 20, 2015

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 8 – Other Events

Item 8.01 Other Events.

Issuance of Eight Patent on its ChromaID™ technology

On May 26, 2015, Visualant, Inc. (the “Company”), a provider of chromatic-based identification and diagnostic solutions, announced today that it has received its eighth patent on its ChromaID™ technology.

This patent is the continuation of the original series of patents filed by Visualant on the ChromaID technology beginning in 2007.  This patent protects the application of the ChromaID technology in the fields of manufacturing, process quality control, authentication of financial and identity documents, use with biological tissues related to diagnosis and security as well as the deterioration of manufactured materials and monitoring of liquids, fuels, and lubricants.  The patent also details methods for networking the functioning of the ChromaID technology for database building and access for comparing data acquired by one ChromaID device with those collected by other devices.  This patent solidifies Visualant’s patent portfolio in terms of extending the original ChromaID inventions to these various application domains.

The patent issued by the United States Office of Patents and Trademarks is US Patent No. 8,988,666 and is entitled “Method, Apparatus, and Article to Facilitate Evaluation of Objects Using Electromagnetic Energy.”

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated May 26, 2015 related to the eight patent award for the ChromaID™ technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

May 26, 2015